EXHIBIT 99.1

A10 Networks, Inc. Reports Third Quarter 2016 Results; Board of Directors Authorizes Share Repurchase

SAN JOSE, Calif., October 27, 2016 -- A10 Networks, Inc. (NYSE: ATEN), a leader in application networking and security, today announced financial results for its third quarter ended September 30, 2016.

Total revenue for the third quarter grew to $55.1 million, up 8 percent when compared with $50.8 million in the third quarter of 2015. On a GAAP basis, A10 Networks reported a net loss for the third quarter 2016 of $4.7 million, or $0.07 per share, compared with a net loss of $9.0 million, or $0.14 per share, in the third quarter of 2015. Non-GAAP net income for the third quarter of 2016 was $0.2 million, or $0.00 per share, compared with a non-GAAP net loss of $4.4 million, or $0.07 per share, in the third quarter of 2015. A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“We reported third quarter revenue of $55.1 million, which was below our guidance and reflects a shortfall in North America where we received a couple orders too late in the quarter to ship and some deals slipped into future quarters,” said Lee Chen, president and chief executive officer of A10 Networks. “While we are disappointed with our topline performance, we continued to drive leverage in our operating model, significantly improve our bottom-line results and invest in key areas of our business to foster long-term growth. The share repurchase authorization announced today reflects our confidence in our market opportunities and ability to meet our financial objectives.”

Board of Directors Authorizes Share Repurchase
A10 Networks also announced that its Board of Directors authorized a share repurchase program for up to $20 million of common stock over the next 12 months. Under the repurchase authorization, shares may be purchased from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases, privately negotiated transactions or other means. The repurchase authorization may be commenced, suspended or discontinued at any time at the company’s discretion.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its third quarter 2016 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its third quarter 2016 results and outlook for its fourth quarter of 2016. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10092140. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to meet our financial goals for the year, including expanding our addressable market. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the success of any future acquisitions or investments in complementary companies, products, services or technologies and the ability to successfully integrate acquisitions such as Appcito, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation ii) amortization expense related to acquisition and (iii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.
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About A10 Networks
A10 Networks (NYSE: ATEN) is a leader in application networking and security, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
Maria Riley
The Blueshirt Group
415-217-7722
investors@a10networks.com

or

Media Contact:
Ben Stricker
A10 Networks
+1-916-842-9813
bstricker@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Products	$35,275	$34,990	$110,446	$98,837
Services	19,793	15,788	55,556	43,494
Total revenue	55,068	50,778	166,002	142,331
Cost of revenue:
Products	8,795	8,529	27,297	23,501
Services	4,153	4,186	13,087	11,601
Total cost of revenue	12,948	12,715	40,384	35,102
Gross profit	42,120	38,063	125,618	107,229
Operating expenses:
Sales and marketing	24,331	25,774	77,872	75,258
Research and development	15,968	13,562	45,231	41,542
General and administrative	6,305	6,892	20,196	20,122
Litigation and settlement expense	66	469	2,059	1,939
Total operating expenses	46,670	46,697	145,358	138,861
Loss from operations	(4,550)	(8,634)	(19,740)	(31,632)
Other income (expense), net:
Interest expense	(145)	(151)	(397)	(382)
Interest income and other income (expense), net	309	22	1,544	(167)
Total other income (expense), net	164	(129)	1,147	(549)
Loss before income taxes	(4,386)	(8,763)	(18,593)	(32,181)
Provision for income taxes	298	204	561	497
Net loss	$(4,684)	$(8,967)	$(19,154)	$(32,678)
Net loss per share:
Basic and diluted	$(0.07)	$(0.14)	$(0.29)	$(0.53)
Weighted-average shares used in computing net loss per share:
Basic and diluted	66,260	62,753	65,146	62,009

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP net loss	$(4,684)	$(8,967)	$(19,154)	$(32,678)
Stock-based compensation	4,588	4,608	13,069	13,246
Amortization expense related to acquisition	253	—	253	—
Litigation and settlement expense	—	—	836	686
Non-GAAP net income (loss)	$157	$(4,359)	$(4,996)	$(18,746)
Non-GAAP net income (loss) per share:
Basic and diluted	$0.00	$(0.07)	$(0.08)	$(0.30)
Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	66,260	62,753	65,146	62,009
Diluted	72,763	62,753	65,146	62,009

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$31,380	$98,117
Marketable securities	85,385	—
Accounts receivable, net of allowances	48,903	57,778
Inventory	14,537	18,291
Prepaid expenses and other current assets	4,652	5,064
Total current assets	184,857	179,250
Property and equipment, net	8,851	8,903
Goodwill and intangible assets	8,300	867
Other non-current assets	3,752	3,531
Total Assets	$205,760	$192,551
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,419	$10,508
Accrued liabilities	29,427	27,757
Deferred revenue, current	53,484	49,572
Total current liabilities	92,330	87,837
Deferred revenue, non-current	29,759	23,232
Other non-current liabilities	1,052	1,414
Total Liabilities	123,141	112,483
Stockholders’ Equity:
Common stock and additional paid-in capital	323,556	301,887
Accumulated other comprehensive income	36	—
Accumulated deficit	(240,973)	(221,819)
Total Stockholders' Equity	82,619	80,068
Total Liabilities And Stockholders' Equity	$205,760	$192,551

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(19,154)	$(32,678)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,919	6,784
Stock-based compensation	13,069	13,246
Other non-cash items	1,798	1,589
Changes in operating assets and liabilities:
Accounts receivable, net	7,311	11,223
Inventory	2,303	922
Prepaid expenses and other assets	349	(97)
Accounts payable	(878)	(1,086)
Accrued liabilities	906	(1,492)
Deferred revenue	10,440	9,118
Other	(224)	104
Net cash provided by operating activities	21,839	7,633
Cash flows from investing activities:
Purchases of marketable securities	(109,268)	—
Proceeds from sales and maturities of marketable securities	23,787	—
Payment for acquisition	(4,380)	—
Purchases of property and equipment	(4,256)	(2,558)
Purchase of intangible asset	(1,500)	—
Net cash used in investing activities	(95,617)	(2,558)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	7,116	3,238
Other	(75)	306
Net cash provided by financing activities	7,041	3,544
Net increase (decrease) in cash and cash equivalents	(66,737)	8,619
Cash and cash equivalents—beginning of period	98,117	91,905
Cash and cash equivalents—end of period	$31,380	$100,524